Exhibit 10.10

REF: F:/Sadot/PimiMarion/Makhteshim_Nir_Ag/BSR/25.12.08
[TRANSLATED FROM THE HEBREW]

AGREEMENT

Made in Tel Aviv this 12th day of July 2004

BETWEEN:	Makhteshim Chemical Works Ltd

of PO Box 60, Beer Sheva 84100

(hereinafter referred to as “Makhteshim”)
of the one part

AND:	Nir Ecology Ltd

of 17 Maaleh Avshalom, Kiriyat Tivon
(hereinafter referred to as “Nir”)
of the other part

WHEREAS	the parties entered into a contract between them on 17th September 1998 and subsequent addenda (hereinafter referred to as “the contract”);

AND WHEREAS	on 26th September 2003 Makhteshim gave notice to Nir that it was bringing the contract to an end;

AND WHEREAS
the parties wish to conclude their relationship amicably, allowing for cooperation in the future, and they wish to avoid any claims or complaints against each other with regard to the contract and its termination, subject as provided herein.

NOW THEREFORE IT IS WARRANTED, PROVIDED AND AGREED BETWEEN THE PARTIES AS FOLLOWS:

1.	The recitals hereto constitute an integral part hereof. Every term in this agreement shall be construed in accordance with the definition given to it in the contract.*

2.
In accordance with Nir’s instruction, Makhteshim hereby transfers to Pimi Marion Holdings Ltd all the rights in the know-how and/or information in its possession in connection with the product known as MC-100 (hereinafter referred to as “the product”), together with the rights in the patents and/or patent applications and/or licences granted in respect of them to Makhteshim and/or any other entity, insofar as there are such, together with plans and/or drawings and/or reports and/or correspondence and/or test results and/or trial results and/or every other document whatsoever connected with the product, whether in magnetic media, or in a document and/or written, free of any charge and/or attachment and/or third party rights whatsoever (hereinafter referred to as “the information and the rights”). The information shall be transferred, and the rights are hereby transferred, to Pimi Marion Holdings Ltd without any consideration from it or Nir. Makhteshim warrants that in September 2003 it transferred all the documents and information in its possession to Nir. Nir warrants, on the basis of Makhteshim’s warranty, that it has received from Makhteshim the documents and the information that was in Makhteshim’s possession. The aforegoing shall not apply to the patent application that has been made to the Registrar of Patents in Israel, which was transferred by Makhteshim at its own expense prior to the date hereof into the name of Nir or to a licence of the Israeli Plant Protection Authority to use “el navat”, which will be transferred into the name of Pimi Marion Holdings Ltd within 30 days. Should it transpire that Makhteshim has other information or documents that have not been transferred to Nir, they will be transferred to Pimi Marion immediately the same becomes known.

The aforegoing does not derogate from Makhteshim’s rights by virtue of clause 13.1 of the contract with regard to applications of the products that do not belong to the sphere of the know-how and/or the patent application and/or the patent and/or the patents and/or the developments and are not in the sphere of the agricultural applications.

3.	All the provisions of the contract with regard to non-competition and confidentiality, which also apply after the relationship, shall continue to apply.

4.
Makhteshim undertakes to act at its own expense to register a transfer of the rights in the patents and patent applications in connection with the product to Pimi Marion Holdings Ltd in the states detailed in appendix “A” hereto. For the avoidance of doubt, it is hereby expressed that if the transfer of the patents or patent applications from Nir’s name into the name of Pimi Marion Holdings Ltd is precluded for reasons independent of Makhteshim and not connected with it (including due to proceedings in opposition to the patent applications), Makhteshim shall have performed its obligation pursuant to this clause by giving Nir or such person as Nir directs all the documents necessary for making such transfer as aforesaid and paying Nir or such person as Nir directs the official fee necessary for the transfer of the rights in the patent or the patent applications in that particular state.

5.
On signing this agreement and subject to the performance hereof, neither of the parties shall have any claim or complaint against the other and/or its shareholders and/or directors in connection with any act or omission concerning the contract and/or its termination and/or anything else relating to the parties’ relationship, subject as provided in clause 3 above.

AS WITNESS THE HANDS OF THE PARTIES

(Signed and stamped)	(Signed and stamped)

Nir Ecology Ltd	Makhteshim Chemical Works Ltd

*	Translator’s note: the translation has been prepared without reference to the contract.